6/28/06

                               SECOND AMENDMENT TO
                                 AUGUST 1, 2003
                   GLOBAL GOLD CORPORATION - ASHOT BOGHOSSIAN
                              EMPLOYMENT AGREEMENT

                  AMENDMENT, dated as of the 15th day of June, 2006, between Global Gold Mining, LLC, a Delaware limited liability company (the "Corporation"), and Ashot Boghossian (the "Employee"), to the Employment Agreement, dated as of August 1, 2003 (the "Agreement"), amended as of January 1, 2006, between the parties;

                          W I T N E S S E T H T H A T:

                  WHEREAS, the Employee currently serves as Director and Regional Manager and the Corporation needs the continued active service of the Employee in light of the Corporation's expanding efforts to obtain and operate mining projects and increased financial, reporting, and business development obligations and in light of other considerations;

                  WHEREAS, the Corporation and the Employee desire to enter into an amendment of the Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto agree as follows:

1. EXTENSION OF TERM. The term of the Agreement is hereby further extended until June 30, 2009 and Section 2 of the Agreement is hereby amended to read as follows:

                  "TERM. The term of this Agreement shall commence on August 1, 2003 (or such other date as mutually agreed by the parties) and end on June 30, 2009, and shall be automatically renewed for consecutive one-year periods thereafter unless (a) terminated on the anniversary of June 30 by either party on 120 days written notice or (b) sooner terminated as otherwise provided herein."

2. COMPENSATION. Employee is awarded as additional base compensation a Restricted Stock Award of 225,000 shares vesting in twelve quarterly installments through June 30, 2009, and pursuant to the terms set forth in the Restricted Stock Award attached to this Amendment. First sentence of Section 3(a) of the Agreement is hereby amended to read as follows:

                  "Base Compensation. In consideration for the services rendered by the Employee under this Agreement, the Corporation shall transfer and deliver to the Employee as base compensation for the term of this Agreement a total of 90,000, 10,000 and 225,000 shares of its common stock pursuant to the terms of the Restricted Stock Awards attached hereto as Exhibit A, the First Amendment, dated as of January 1, 2005, and the Second Amendment, dated as of June 15, 2006 and as set forth in such Awards (the "Restricted Stock Awards") delivered to the Employee."

3. AMENDMENT TO RESTRICTED STOCK AWARD. In addition, the parties agree that Shares awarded under each of the Awards to the Employee shall immediately vest if a Change in Control occurs without further action by either party.

4. NOTICES. Section 12(a) of the Agreement is hereby amended to substitute the Corporation's current address and facsimile number for that of Mr. Garrison and the substitution of the word "Chairman" for "Robert A. Garrison" and deletion of the requirement of a copy to counsel.

5. SURVIVAL OF AGREEMENT. This Amendment is limited as specified above and shall not constitute a modification or waiver of any other provision of the Agreement except as required by terms agreed here. Except as specifically amended by this Amendment, the Agreement terms shall remain in full force and effect and all of its terms are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.
         GLOBAL GOLD MINING, LLC


   By  ______________________________      ______________________________
       Van Z. Krikorian, Manager           Ashot Boghossian